UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2010

EF Johnson Technologies, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21681	47-0801192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1440 Corporate Drive, Irving, TX 75038

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 819-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

On January 5, 2010, Mr. Massoud Safavi, who was serving as Chief Operating Officer of EF Johnson Technologies, Inc. (the “Company”), provided his resignation to the Company effective as of January 5, 2010. Pursuant to the terms of a Separation Agreement between Mr. Safavi and the Company, Mr. Safavi will receive separation pay in the amount of $216,666.66, which amount is equal to eight (8) months’ base salary.  The separation pay will be paid in accordance with the Company’s normal payroll procedures over a period of eight (8) months.   In the event Mr. Safavi finds full time employment before the end of the eight month period, the Company’s obligation to pay the separation pay will cease. In addition, Mr. Safavi will receive health insurance at least equal to the benefits provided to active employees of the Company for twelve months.  In accordance with the Age Discrimination in Employment Act, Mr. Safavi has seven (7) days following the date of the Separation Agreement to revoke it. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  EXHIBITS

(d)           The following is a list of the exhibits filed herewith.

Exhibit Number	Description
10.1	Safavi Separation Agreement, dated January 5, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EF Johnson Technologies, Inc.
(Registrant)

January 11, 2010	By:	/s/ Elaine Flud Rodriguez
Sr. Vice President and General Counsel